Exhibit 2.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (as same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 27, 2025 (the “Effective Date”), is entered into by and among Methanex Corporation, a corporation continued and existing under the laws of Canada (the “Company”), and OCI Chemicals B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“Holder”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Equity Purchase Agreement (as defined below).

WHEREAS:

A. In connection with the Equity Purchase Agreement, by and among the Company, OCI N.V. (“Omega”) and the other parties thereto, dated as of September 8, 2024 (as may be amended from time to time as provided in such agreement, the “Equity Purchase Agreement”), among other things, the Company agreed to issue and deliver Parent Shares to Omega or its designee (being Holder), including the US/NL Equity Consideration Shares as partial consideration for the US Purchased Equity Interests and the NL Purchased Equity Interests, the JV Holdco Equity Consideration Shares as partial consideration for the JV Holdco Purchased Equity Interests (if applicable), and Parent Shares pursuant to the Participation Right (if applicable), upon the terms and subject to the conditions set forth therein.

B. To induce Omega to execute and deliver the Equity Purchase Agreement, the Company has agreed, subject to the terms and conditions set forth herein, to provide certain registration rights with respect to the Registrable Securities (as defined below) under the Securities Act (as defined below), applicable state securities laws (as described below) and/or Canadian Securities Laws (as defined below), as applicable.

C. Holder is subject to certain standstill covenants and lock-up restrictions pursuant to the Equity Purchase Agreement, which, for greater certainty, permit Holder to sell Registrable Securities pursuant to, among other things, Demand Registrations and/or piggyback registrations under this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby agree as follows:

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

(a) “Bought Deal” means a fully underwritten offering on a “bought deal” basis pursuant to which an underwriter has committed to purchase securities of the Company pursuant to a “bought deal” letter which has fixed the terms of the distribution or a distribution pursuant to an “overnight marketed” offer.

(b) “Business Day” means any day that is not a Saturday, Sunday or other day on which the commercial banks in New York, New York or Vancouver, Canada are authorized or required by law to remain closed.

(c) “Canadian Dollars” means lawful money of Canada.

(d) “Canadian Securities Laws” means the securities legislation (including the Securities Act (British Columbia)) and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of the Canadian Securities Regulatory Authorities and the Toronto Stock Exchange.

(e) “Canadian Securities Regulatory Authorities” means, collectively, the securities regulatory authority in each of the Qualifying Canadian Jurisdictions, and “Canadian Securities Regulatory Authority” means any one of them, as applicable.

(f) “Canadian Shelf Prospectus” means, (i) in the event the Company qualifies as a “well-known seasoned issuer” under Canadian Securities Laws, a Canadian base prospectus filed with the Canadian Securities Regulatory Authorities (and for which, in accordance with Canadian Securities Laws, a receipt has been provided or has been deemed to have been provided, as applicable) qualifying the distribution of Registrable Securities or (ii) in the event the Company does not qualify as a “well-known seasoned issuer” under Canadian Securities Laws, a final Canadian base prospectus for which a final receipt from the Canadian Securities Regulatory Authorities has been received qualifying the distribution of Registrable Securities, in each case pursuant to National Instrument 44-102 – Shelf Distributions, or any successor to that instrument and including any related Canadian Shelf Prospectus Supplement.

(g) “Canadian Shelf Prospectus Supplement” means a “shelf prospectus supplement” as such term is defined in National Instrument 44-102 – Shelf Distributions.

(h) “CDS” means Clearing and Depository Services, Inc.

(i) “Common Shares” means the common shares in the capital of the Company, including common shares issued or issuable in exchange for or with respect to any share split, share dividend, recapitalization, exchange, adjustment or similar event or otherwise.

(j) “Daily Exchange Rate” means, in relation to the conversion of Canadian Dollars into U.S. Dollars, as of any date, the daily rate of exchange for such conversion on such date as quoted by the Bank of Canada (or successor thereto) on its website, which is at www.bankofcanada.ca as of the date of this Agreement.

(k) “Demand Registration Effectiveness Deadline” means the date that is ninety (90) days after receipt by the Company of a Demand Registration Request.

(l) “Demand Registration Filing Deadline” means the date that is thirty (30) days after receipt by the Company of a Demand Registration Request.

(m) “DTC” means The Depository Trust Company.

(n) “DWAC” means Deposit/Withdrawal At Custodian.

(o) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

(p) “Governmental Authority” means any federal, state, provincial, territorial, foreign or international government, regulatory or administrative agency, any state, provincial, territorial or other political subdivision thereof having jurisdiction over the Company or any of its subsidiaries, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any securities exchange.

(q) “Investor” means Holder, any permitted transferee or assignee of Registrable Securities to whom Holder assigns its rights under this Agreement in accordance with the provisions of this Agreement (including Section 10) and who agrees to become bound by the provisions of this Agreement in accordance with Section 10 and any permitted transferee thereof to whom a transferee or assignee of Registrable Securities assigns its rights under this Agreement in accordance with the provisions of this Agreement (including Section 10) and who agrees to become bound by the provisions of this Agreement in accordance with Section 10.

(r) “Person” means an individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.

(s) “prospectus” means, as the context requires, either (i) a “preliminary prospectus” and/or “prospectus” as those terms are used in applicable Canadian Securities Laws, including all amendments and supplements thereto and all material incorporated by reference therein, prepared and filed in the English language or (ii) a prospectus or prospectuses (preliminary or final or free writing) included in, or relating to, any Registration Statement filed under the Securities Act, as amended or supplemented by any prospectus supplement, including post-effective amendments, and all material incorporated by reference therein.

(t) “Qualifying Canadian Jurisdictions” means each province and territory of Canada other than the Province of Quebec.

(u) “register,” “registered” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements under the Securities Act and the declared or automatic effectiveness of such Registration Statement(s), and/or the qualification of securities for distribution (by offer, sale, disposition or other distribution)

to the public pursuant to a receipt issued for a prospectus filed under Canadian Securities Laws, as applicable. Furthermore, any reference to a Registration Statement becoming “effective” shall also mean, to the extent applicable, the issuance of a final receipt or decision document in respect of a prospectus from any applicable Canadian Securities Regulatory Authority under applicable Canadian Securities Laws.

(v) “Registrable Securities” means the Parent Shares issued to Holder (as designee of Omega) pursuant to the Equity Purchase Agreement, and any shares in the capital of the Company (including any Common Shares) issued or issuable in exchange for or with respect to any such Parent Shares as a result of any share split, share dividend, recapitalization, exchange, adjustment or similar event or otherwise; provided, however, that any Registrable Securities shall cease to be Registrable Securities upon the earlier of (i) such time as such securities are disposed of in accordance with an effective Registration Statement or (ii) such time as such securities may all be sold (A) in accordance with Rule 144 without limitation or restriction thereunder applicable to “affiliates” (as defined in such rule) of the Company or compliance by the Company with any current public information requirement thereof and (B) without compliance with any qualification or prospectus delivery requirement under Canadian Securities Laws.

(w) “Registration Statement” means a registration statement filed under the Securities Act and/or a prospectus filed with an applicable Canadian Securities Regulatory Authority under applicable Canadian Securities Laws, as applicable.

(x) “Required Holders” means the holders of a majority of the Registrable Securities.

(y) “Rule 144” means Rule 144 under the Securities Act or any successor rule.

(z) “SEC” means the United States Securities and Exchange Commission.

(aa) “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

(bb) “Shelf Registration Statement” means (i) a Registration Statement filed on Form F-10, Form F-3 or any other available form, in each case in respect of a continuous offering of securities under the Securities Act and (ii) a Canadian Shelf Prospectus.

(cc) “Trading Day” means any day on which the Common Shares are traded on the principal securities exchange or securities market in the United States or Canada on which the Common Shares are then traded; provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade, or actually trade on such exchange or market, for less than 4.5 hours.

(dd) “U.S. Dollars” and “$” each mean lawful money of the United States.

2. DEMAND REGISTRATION.

(a) Demand Registrations. Subject to the terms of this Agreement, the Required Holders may, at any time on or after the Effective Date, request (any such request, a “Demand Registration Request”) registration with the SEC of all or any portion of the Registrable Securities and/or the filing of a prospectus to distribute all or any portion of the Registrable Securities under applicable Canadian Securities Laws (as set forth in the Demand Registration Request). The Company shall prepare and, as soon as practicable, but in no event later than the Demand Registration Filing Deadline, file a Registration Statement with the SEC and/or the Canadian Securities Regulatory Authorities, as applicable, and the Company shall include in such Registration Statement all Registrable Securities set forth in such Demand Registration Request. All registrations requested pursuant to this Section 2(a) and Section 2(b) below are referred to herein as “Demand Registrations.” Subject to Section 2(b), the Company shall not be obligated to effect (i) more than four (4) Demand Registrations in the aggregate, (ii) more than two (2) Demand Registrations within any twelve (12) month period, (iii) a Demand Registration within forty-five (45) calendar days of any final prospectus previously filed by the Company in respect of an underwritten public offering; provided that the Company complied with its obligations hereunder in respect of such underwritten public offering, (iv) a Demand Registration for an underwritten public offering if, at the time a Demand Registration Request is received by the Company, the Company is currently in the process of a Proposed Registration or Piggyback Shelf Offering (each, as defined below) for an underwritten public offering for which a Piggyback Notice or Piggyback Shelf Offering Notice (each, as defined below) will be sent to Investors pursuant to Section 3(a) or Section 3(d), or (v) a Demand Registration unless the registration would reasonably be expected to result in aggregate gross proceeds of at least $50 million to the Investors (collectively, the “Demand Registration Limitations”); provided, that a Demand Registration relating to a concurrent registration in Canada and the United States at such time as the Company is eligible to file a Registration Statement in the United States pursuant to the U.S.-Canada Multijurisdictional Disclosure System shall be deemed to constitute only one Demand Registration. Notwithstanding the foregoing or anything else to the contrary contained herein, (A) the Company shall not be obligated to effect registration of any of the Registrable Securities under Canadian Securities Laws except for purposes of a “distribution” pursuant to Canadian Securities Laws or as otherwise permissible thereunder; (B) the Company shall not be obligated to file any additional Registration Statement or effect any Demand Registration under this Section 2(a) at any time that it has filed a Shelf Registration Statement pursuant to which such Demand Registration may be effected as a Shelf Takedown; and (C) a Demand Registration shall not be counted as “effected” for purposes of this Section 2(a) (including the Demand Registration Limitations) until such time as the applicable Registration Statement has been declared effective by the SEC (to the extent such Registration Statement is not automatically effective upon filing) or becomes effective under Canadian Securities Laws, as applicable, unless, in the case of an underwritten public offering, the Required Holders that submitted such Demand Registration Request have withdrawn such request for such Demand Registration at any time after an underwriting agreement has been executed with respect thereto, in which case such withdrawn Registration Statement shall be counted as “effected” for purposes of this Section 2(a).

(b) Shelf Registration Statement. (i) To the extent not already on file with the SEC and/or applicable Canadian Securities Regulatory Authorities (including as contemplated by the Equity Purchase Agreement) and available to Investors for the transactions contemplated hereby, the Required Holders shall have the right to request (any such request, a “Shelf Registration Request”) the filing by the Company of a Shelf Registration Statement, in each case allowing for an offering on a delayed or continuous basis under the Securities Act and/or the procedures relating to the use of a Canadian Shelf Prospectus under applicable Canadian Securities Laws, including by way of underwritten offering, block sale or other distribution plan designated by any such Investors. Upon any such Shelf Registration Request, the Company shall prepare and file with (or confidentially submit to) the SEC and/or the applicable Canadian Securities Regulatory Authorities, a Shelf Registration Statement covering all of the Registrable Securities then outstanding and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective as soon as reasonably practicable thereafter, to the extent such Shelf Registration Statement does not become automatically effective upon filing. For the avoidance of doubt, any such Shelf Registration Statement may be a “universal” Registration Statement contemplating the offer and sale by the Company of any type of security deemed necessary or advisable by the Company (including debt securities), and need not include specific reference to the Registrable Securities if, as promptly as practicable following the effectiveness of such Shelf Registration Statement, the Company files a Shelf Supplement (as defined below) providing for the resale of such Registrable Securities from time to time or as otherwise requested by the Required Holders.

(ii) Notwithstanding anything to the contrary contained herein, a Shelf Registration Request shall constitute a “Demand Registration Request”, and the registration of Registrable Securities pursuant to a Shelf Registration Statement (including any supplement thereto) shall constitute a “Demand Registration” for purposes hereof; provided that, in connection with any Shelf Registration Request or any Shelf Registration Statement filed pursuant thereto (A) the Demand Registration Limitations shall not apply, (B) the “Demand Registration Filing Deadline” shall mean the date that is fifteen (15) Business Days after receipt by the Company of the Shelf Registration Request; and the “Demand Registration Effectiveness Deadline” shall mean the date that is sixty (60) days after receipt by the Company of such Shelf Registration Request. For the avoidance of doubt, Investors shall be entitled to exercise their rights pursuant to this Section 2(b) regardless of any limitation or restriction on their ability to request a registration pursuant to Section 2(a).

(iii) If for any reason, despite the Company’s use of its reasonable best efforts to include all of the Registrable Securities in a Shelf Registration Statement filed pursuant to this Section 2(b) (including any supplement thereto), the Company is not permitted to include all of the Registrable Securities in, or for any other reason

(other than any failure on the part of Investors to provide accurate information to the Company) any Registrable Securities are not then included in, such Shelf Registration Statement (including any supplement thereto), then, following such time as such Registrable Securities may be included in a Shelf Registration Statement, the Required Holders shall have the right to make additional Shelf Registration Requests until such time as all of the Registrable Securities have been included in an effective Shelf Registration Statement (including by way of supplement thereto).

(c) Shelf Takedown. At any time that a Shelf Registration Statement is effective, if the Required Holders deliver a notice to the Company (a “Shelf Takedown Notice”) stating that the Investors intend to effect an underwritten offering of all or part of their Registrable Securities included in such Shelf Registration Statement (a “Shelf Takedown”) and the Company is eligible to use such Shelf Registration Statement for such Shelf Takedown, then the Company shall take all actions reasonably required under the Securities Act and/or applicable Canadian Securities Laws, including amending or supplementing (a “Shelf Supplement”) such Shelf Registration Statement, to enable such Registrable Securities to be offered and sold as contemplated by such Shelf Takedown Notice. For the avoidance of doubt, each such Shelf Takedown shall constitute one Demand Registration Request and shall be subject to the Demand Registration Limitations. The Company shall prepare and file with the SEC and/or the applicable Canadian Securities Regulatory Authorities, a Shelf Supplement as soon as practicable after the date on which it received the Shelf Takedown Notice.

(d) Demand Registration Request. Any Demand Registration Request, Shelf Registration Request or Shelf Takedown Notice shall:

(i) specify the number of Registrable Securities that the Investor(s) intends to register (or offer in an underwritten public offering, as applicable);

(ii) specify the number of Registrable Securities then held by the Investor(s);

(iii) describe the nature or methods of the proposed registration thereof and the jurisdictions in which such registration is proposed to be made, which in the case of a Shelf Registration Statement, may include a broad list of potential alternative methods; and

(iv) constitute an undertaking of the Investor(s) to provide all such information regarding such Investor and its Registrable Securities as may be reasonably required in order to permit the Company to comply with the Securities Act and/or Canadian Securities Laws, as applicable to such registration.

(e) Form of Registration. The Company shall register the Registrable Securities on an appropriate form (which shall be a short form to the extent available) reasonably acceptable to the holders of a majority of the Registrable Securities requested to be included.

(f) Allocation and Priority of Registrable Securities in Underwritten Public Offering. If at any time any Investor makes a Demand Registration Request or provides a Shelf Takedown Notice for an underwritten offering, the Company shall have the right, exercisable within fifteen (15) Business Days (except in the case of a Bought Deal, in which case the Company shall have three (3) Business Days) of receipt of such Demand Registration Request or Shelf Takedown Notice, as applicable, to notify the requesting Investor(s) of its intention to include Common Shares that are not Registrable Securities in such offering. Except as otherwise provided in this paragraph 2(f), the requesting Investor(s) shall include in the proposed offering such number of securities as the Company shall request, upon the same terms (including the method of registration) as such Demand Registration or Shelf Takedown, as applicable. If the managing underwriter(s) for such offering advise the Company that the total number of Common Shares (including Registrable Securities) that the Investors and any other Persons (including the Company) intend to include in the offering exceeds the number that can be sold in such offering due to marketing factors (including an adverse effect on the per share offering price), the Company will include in such offering, prior to the inclusion of any securities which are not Registrable Securities, (i) first, the number of Registrable Securities requested to be included by Investors which, in the opinion of such underwriters, can be sold without having an adverse effect on the marketing of the offering, pro rata among the respective Investors holding Registrable Securities on the basis of the number of Registrable Securities owned by such Investors, with further successive pro rata allocations among the Investors if any such Investor has requested the registration of less than all such Registrable Securities such Investor is entitled to register and (ii) second, the Common Shares that the Company proposes to sell, and (iii) third, any other Common Shares requested to be included in such offering.

(g) Selection of Underwriters. If the offering contemplated by this Agreement is an underwritten or other brokered offering (as and to the extent arranged by the applicable Investors), a majority of the Investors participating in such offering may select the investment bank(s) and manager(s) to administer the offering, subject to the Company’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

3. PIGGYBACK REGISTRATIONS.

(a) Piggyback Registration. Each time that the Company proposes to register or qualify any of its Common Shares (a “Proposed Registration”), other than pursuant to (i) a Demand Registration, (ii) a “universal” Shelf Registration Statement with no offering being immediately contemplated or (iii) a registration statement on Form S-4, Form F-4, Form F-8, Form F-10, Form F-80 or Form S-8 (or any similar successor forms) relating solely to a business combination transaction or to a stock option or other employee benefit or dividend reinvestment plan, the Company shall promptly give written notice (the “Piggyback Notice”) of such Proposed Registration to the Investors that hold Registrable Securities (which notice shall be given not less than ten (10) Business Days prior to the expected effective date of the Company’s Registration Statement and/or the expected date of the issuance of a receipt or decision document in respect of a preliminary prospectus from an applicable Canadian Securities Regulatory Authority (except in the case of a Bought Deal, in which case such notice shall be given not less than two (2) Business Days prior to the signing of the “bought deal” letter to be entered into in connection therewith)) and shall offer the Investors the right to include any of their Registrable Securities in the Proposed Registration subject to the terms and conditions set forth herein.

(b) Right of Withdrawal. Each Investor shall have five (5) Business Days (except in the case of a Bought Deal, in which case, (1) Business Day) from the date of receipt of the Piggyback Notice to deliver to the Company a written request specifying the number of Registrable Securities such Investor intends to include in the registration. Any Investor shall have the right to withdraw such Investor’s request for inclusion of all or any of such Investor’s Registrable Securities in any Registration Statement pursuant to this Section 3 by giving written notice to the Company of such withdrawal. Such withdrawal notice must be made in writing three (3) Business Days (except in the case of a Bought Deal, in which case, prior to the signing of the applicable “bought deal” letter) prior to the execution of the underwriting agreement (or such other similar agreement) with respect to such registration, following which such withdrawal will be irrevocable and, after making such withdrawal, the Investor will no longer have any right to include its Registrable Securities in the Registration Statement to which such withdrawal relates. Subject to Section 3(c), Section 3(d) and Section 4 below, the Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein.

(c) Allocation and Priority of Registrable Securities in a Primary Piggyback Registration. If the Proposed Registration includes an underwritten primary public offering by the Company and the managing underwriter(s) of the Proposed Registration advise the Company that the total number of Common Shares (including Registrable Securities) that the Company, the Investors and any other Persons intend to include in the offering exceeds the number that can be sold in such offering due to marketing factors (including an adverse effect on the per share offering price), then the Common Shares to be included in such underwritten primary public offering shall include the number of securities of the Company that such managing underwriter(s) advise the Company in writing can be sold without having an adverse effect on the marketing of the offering, with such number to be allocated (i) first, to the Common Shares that the Company proposes to sell, (ii) second, to the Registrable Securities requested to be included in such registration by the Investors, pro rata among the Investors, on the basis of the number of Registrable Securities owned by the Investors, with further successive pro rata allocations among the Investors if any such Investor has requested the registration of less than all of the Registrable Securities such Investor is entitled to register, and (iii) third, to any other Common Shares requested to be included in such registration.

(d) Allocation and Priority of Registrable Securities in a Secondary Piggyback Registration. If the Proposed Registration is an underwritten public offering by holders of the Company’s securities and the managing underwriter(s) of the Proposed Registration advise the Company that the total number of Common Shares (including Registrable Securities) that the Company, the Investors and any other Persons intend to include in the offering exceeds the number that can be sold in such offering due to marketing factors (including an adverse effect on the per share offering price), then the Common Shares to be included in such underwritten public offering shall include the number of securities of the Company that such managing underwriter(s) advise the Company in writing can be sold without having an adverse effect on the marketing of the offering, with such number to be allocated (i) first, to the Common Shares requested to be included therein by the holders requesting such registration, (ii) second, to the Common Shares that the Company proposes to sell, (iii) third, to the Registrable Securities requested to be included in such registration by the Investors, pro rata among the Investors, on the basis of the number of Registrable Securities owned by the Investors, with further successive pro rata allocations among the Investors, if any such Investor has requested the registration of less than all of the Registrable Securities that such Investor is entitled to register, and (iv) fourth, to any other Common Shares requested to be included in such registration.

(e) Piggyback Shelf Offering. At any time that a Shelf Registration Statement covering Registrable Securities is effective and the Company, on behalf of itself or holders of securities of the Company, intends to effect an underwritten offering of any securities of the same class or series of any Registrable Securities held by any of the Investors at such time (a “Piggyback Shelf Offering”), the Company shall promptly deliver to each Investor a notice (a “Piggyback Shelf Offering Notice”) stating such intention. In connection with any such Piggyback Shelf Offering, the Company shall permit each Investor to include its Registrable Securities of such class or series in the Piggyback Shelf Offering if such Investor notifies the Company within five (5) Business Days after its receipt of the Piggyback Shelf Offering Notice. In connection with such Piggyback Shelf Offering, the Company shall file a Shelf Supplement to the extent reasonably necessary in order to enable the Registrable Securities to be distributed pursuant to the Piggyback Shelf Offering. In connection with any such Piggyback Shelf Offering, in the event that the managing underwriter or underwriters determines that marketing factors (including an adverse effect on the per share offering price) require a limitation on the number of shares which would otherwise be included in the Piggyback Shelf Offering, the managing underwriter or underwriters may limit the number of shares which would otherwise be included in such Piggyback Shelf Offering in the same manner as is described in Section 3(c) or Section 3(d), as applicable, with respect to a limitation of Common Shares to be included in an underwritten public offering.

(f) Right to Abandon. Notwithstanding the foregoing, the Company may at any time, and without the consent of the Investors, abandon any Proposed Registration or Piggyback Shelf Offering in which any Investor has requested to participate.

(g) Selection of Underwriters. Where any Proposed Registration or Piggyback Shelf Offering is initiated on behalf of the Company, the Company shall have the right to elect that such Proposed Registration or Piggyback Shelf Offering shall be an underwritten or other brokered offering and, if so elected, to select the investment bank(s) and manager(s) to administer the offering.

4. RELATED OBLIGATIONS.

Whenever any Registrable Securities are required to be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a) Subject at all times to Section 3(f), the Company shall promptly prepare and file with the SEC and/or the Canadian Securities Regulatory Authorities, as applicable, a Registration Statement with respect to the applicable Registrable Securities (and, in the case of a Demand Registration, in no event later than the applicable Demand Registration Filing Deadline), which shall include a “plan of distribution”, approved by Legal Counsel (as defined below), acting reasonably, in the case of a Demand Registration, and with the consultation of Legal Counsel in the case of a Proposed Registration or Piggyback Shelf Offering, and, if such Registration Statement does not become immediately effective upon filing, use its reasonable best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (and in the case of a Demand Registration, in no event later than the applicable Demand Registration Effectiveness Deadline). The Company shall use its reasonable best efforts to respond as promptly as reasonably possible to written comments received from the SEC and/or the applicable Canadian Securities Regulatory Authorities, upon a review of the Registration Statement and/or Canadian preliminary prospectus within ten (10) Business Days following receipt of such written comments. Following the resolution or clearance of all comments of the SEC on any Shelf Registration Statement or, if applicable, following notification by the SEC that any such Shelf Registration Statement or any amendment thereto will not be subject to review, the Company shall, within three (3) Trading Days thereafter, file a request for acceleration of effectiveness of such Shelf Registration Statement (to the extent applicable) to cause such Shelf Registration Statement to become effective as of a time and date not later than two (2) Trading Days after the submission of such request. By 9:30 a.m. (New York City time) on the second (2nd) Business Day after a Shelf Registration Statement becomes effective and, in the case of any other Registration Statement, following the earlier of the date of determination of the offering price or the date of first use after effectiveness in connection with a public offering or sales and/or the date that the applicable Canadian Securities Regulatory Authorities have indicated on SEDAR+ that the Company is clear to file final materials, including the Canadian final prospectus, the Company shall file with the SEC, and/or the applicable Canadian Securities Regulatory Authorities, in accordance with the requirements of the Securities Act and/or applicable Canadian Securities Laws, the final prospectus to be used in connection with sales pursuant to such Registration Statement. Subject to applicable securities laws, the Company shall keep each Registration Statement effective at all times until the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement or otherwise no longer hold Registrable Securities; provided that, the Company shall not be required to keep any Registration Statement, other than a Shelf Registration Statement, effective for longer than 90 days (the period the Company is obligated to keep the applicable Registration Statement effective hereunder, the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no obligation to verify information provided by any Investor in writing for inclusion in such Registration Statement.

(b) The Company shall prepare and file with the SEC and/or the applicable Canadian Securities Regulatory Authorities amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, to the extent applicable in the relevant jurisdictions (except as provided in Section 4(q)), and, during the Registration Period comply in all material respects with the provisions of the Securities Act and/or applicable Canadian Securities Laws with respect to the disposition of all Registrable Securities covered by such Registration Statement.

(c) Subject to Section 6 hereof, the holders of a majority of the Registrable Securities to be registered under a Registration Statement pursuant to this Agreement shall have the right to select one United States legal counsel and/or one Canadian legal counsel to review (as applicable) and oversee any registration pursuant to Section 2 or Section 3 (collectively, “Legal Counsel”), which for the United States shall be Allen Overy Shearman Sterling US LLP, and for Canada shall be Stikeman Elliott LLP, or in each case, such other counsel as thereafter designated by the holders of a majority of the Registrable Securities to be registered under such Registration Statement. The Company shall have the right to retain counsel of its choice to assist it in fulfilling its obligations under Section 2 or Section 3. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s and the Investors’ respective obligations under this Agreement.

(d) The Company shall provide Legal Counsel with a reasonable opportunity to review and comment upon a Registration Statement at least three (3) Business Days (except in the case of a Bought Deal, in which case, at least two (2) Business Days) prior to its filing with the SEC and/or the applicable Canadian Securities Regulatory Authorities. The Company shall promptly furnish to Legal Counsel, without charge, copies of any correspondence from the SEC and/or the applicable Canadian Securities Regulatory Authorities to the Company or its representatives relating to any Registration Statement, and shall provide Legal Counsel with a reasonable opportunity to review and consider the Company’s responses to any such correspondence and the Company shall consider any comments provided by Legal Counsel or any Investor in good faith. Notwithstanding the foregoing, the Investors and Legal Counsel shall not have any right to approve the contents of the Registration Statement, correspondence or related offering materials (other than content relating to or describing the Investors whose Registrable Securities are included in such Registration Statement, the securities beneficially owned or being offered or sold by such Investors or, in the case of a Demand Registration, the plan of distribution).

(e) The Company shall, upon request, furnish to Legal Counsel and each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC and/or the applicable Canadian Securities Regulatory Authorities at least one electronic copy of such Registration Statement and any amendments or supplements thereto, including financial statements and schedules, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, an electronic copy of the prospectus included in such Registration Statement and/or Canadian final prospectus and all amendments and supplements thereto and (iii) such other documents, including copies of any prospectus (preliminary, final, summary or free writing), as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(f) In the event of a registration under the Securities Act, the Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions or obtain exemptions from the registration and qualification requirements of such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(f), (y) subject itself to general taxation in any jurisdiction or (z) file a general consent to service of process in any jurisdiction in which it is not currently so qualified or subject to general taxation or has not currently so consented. The Company shall promptly notify Legal Counsel and each Investor that holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual written notice of the initiation or threatening of any proceeding for such purpose.

(g) If any Registrable Securities are covered by a Registration Statement, the Company shall notify Legal Counsel and the Investors whose Registrable Securities are included in the Registration Statement in writing (each such notice to Legal Counsel and the Investors, a “Suspension Notice”) of the happening of any of the following events, as promptly as practicable after becoming aware of such event: (i) any request by the SEC, a Canadian Securities Regulatory Authority or any other Governmental Authority, during the period of effectiveness of the Registration Statement, for amendments or supplements to such Registration Statement or related prospectus; (ii) the issuance by the SEC, a Canadian Securities Regulatory Authority or any other Governmental Authority of any stop order or cease trade order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the existence of (but not the details with respect to) any event or circumstance which necessitates the filing of an amendment or supplement to the Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading and, in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and, subject to Section 4(q), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver an electronic copy of such supplement or amendment to Legal Counsel, any underwriter of, or investment bank otherwise brokering, such registered offering and each Investor. The Company shall also promptly notify Legal Counsel, any underwriter of, or investment bank otherwise brokering, such registered offering and the Investors in writing (x) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Investors whose Registrable Securities are included in the Registration Statement by e-mail within (1) Business Day of such effectiveness) and (y) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(h) The Company shall use its reasonable best efforts to prevent the issuance of any stop order, cease trade order or other suspension of effectiveness of the Registration Statement (other than during an Allowable Grace Period, as defined below), or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as practicable and to notify Legal Counsel and the Investors that hold Registrable Securities being sold of the issuance of such order or suspension and the resolution thereof or its receipt of written notice of the initiation or threat of any proceeding for such purpose.

(i) At the reasonable request (in the context of applicable securities laws (including the Securities Act and/or Canadian Securities Laws, as applicable)) of any underwriter or investment bank brokering the offering, the Company shall furnish to such underwriter or investment bank, as the case may be (i) on the dates of the pricing and each closing of the relevant offering, a “comfort letter,” dated such date, from the Company’s independent registered certified public accountants, in form and substance as is customarily given by independent registered certified public accountants to underwriters in an underwritten public offering or investment banks in brokered offerings, as the case may be, in Canada or the United States, as applicable, addressed to the underwriters or investment banks, and (ii) on the date of each closing of the relevant offering, an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given to underwriters in an underwritten public offering or investment banks in a brokered offering, as the case may be, addressed to such underwriter or investment bank, as the case may be. In addition, at the reasonable request (in the context of applicable securities laws (including the Securities Act and/or Canadian Securities Laws, as applicable)) of any Investor, or in the case of an underwritten offering or brokered offering upon the reasonable request of any underwriter or investment bank, the Company shall make available for inspection, upon reasonable notice and during normal business hours, by (i) any Investor whose Registrable Securities are being included in the Registration Statement, (ii) Legal Counsel, (iii) any underwriter or investment bank participating in any disposition pursuant to the Registration Statement, and/or (iv) legal counsel representing any such underwriter or investment bank with respect to any disposition pursuant to the Registration Statement (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector to fulfill any due diligence obligation by or on behalf of such Investor, or such underwriter or investment bank, and cause the Company’s chief executive officer, chief financial officer, executive vice presidents and secretary to be reasonably available upon reasonable notice and during normal business hours to the Inspectors for questions regarding the Records and to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act or applicable Canadian Securities Laws, (b) the release of such Records is ordered pursuant to a subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document (as defined below). Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

(j) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company pursuant to this Agreement unless (i) disclosure of such information is necessary to comply with United States federal or state securities laws and/or applicable Canadian Securities Laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any

Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or order from a court or government body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or government body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at such Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k) The Company shall use its reasonable best efforts to cause all the Registrable Securities covered by the Registration Statement to be listed or quoted on each securities exchange or trading market on which securities of the same class or series issued by the Company have been listed or quoted by the Company. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 4(k).

(l) The Company shall cooperate with the Investors that hold Registrable Securities being offered and the underwriters or investment banks otherwise brokering the offering, if any, and facilitate the timely (i) preparation and delivery of certificates (or electronic book entries, if applicable) (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates (or electronic book entries, if applicable) to be in such names and denominations or amounts, as the case may be, (ii) crediting of the Registrable Securities to be offered pursuant to a Registration Statement to the applicable account (or accounts) with (A) DTC through its DWAC system, if the Common Shares are then listed on a U.S. National Securities Exchange, or (B) CDS if the Registrable Securities are being offered in Canada, in any such case as such Investor may reasonably request. Within two (2) business days after a Registration Statement which includes Registrable Securities becomes effective, if required by the transfer agent, the Company shall deliver to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an appropriate instruction and an opinion of the Company’s counsel, if required by the transfer agent, in order to transfer such Registrable Securities free of restrictive legends.

(m) If requested by an Investor in the case of a Demand Registration, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment, if applicable, such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to such Investor, the number of Registrable Securities being offered or sold by such Investor, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any such Registrable Securities.

(n) [Reserved]

(o) The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and/or any applicable Canadian Securities Laws, as applicable, in connection with any registration hereunder.

(p) [Reserved]

(q) Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to effect a Demand Registration or Shelf Takedown, and may suspend the use of any prospectus forming a part of an already effective Registration Statement filed hereunder if, in the good faith opinion of the Company, (i) the registration or offering of Registrable Securities should not be made or continued because it would materially and adversely interfere with any existing or potential material financing, acquisition, corporate reorganization, merger, share exchange or other transaction or event involving the Company or any of its subsidiaries or because the Company does not yet have appropriate financial statements of any acquired or to-be-acquired entities available for filing, or (ii) there exists material non-public information relating to the Company, the disclosure of which the Company reasonably believes would be detrimental to the Company and the Company has a bona fide business purpose for preserving such information as confidential (in each case, a “Valid Business Reason”) (a “Grace Period”); provided that the Company shall (i) promptly notify the Investors in writing of the existence of a Valid Business Reason giving rise to a Grace Period (provided that in each notice the Company shall not disclose the content of any material non-public information to any Investor, and provided further that the withholding of such information shall not constitute a breach of the Company’s obligations under this Section) and the date on which the Grace Period will begin, and (ii) as soon as such date may be determined, promptly notify the Investors in writing of the date on which the Grace Period ends; and, provided, further, that (A) no Grace Period shall exceed ninety (90) consecutive days, (B) during any three hundred sixty-five (365) day period, such Grace Periods shall not exceed an aggregate of one hundred and twenty (120) days, and (C) the first day of any Grace Period must be at least thirty (30) days after the last day of any prior Grace Period, (each Grace Period that satisfies all of the requirements of this Section 4(q) being referred to as an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. All time periods and deadlines provided for under this Agreement shall be adjusted as necessary to account for an Allowable Grace Period.

(r) The Company shall at all times maintain a registrar and transfer agent of all Registrable Securities.

(s) The Company shall use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such Governmental Authorities and any self-regulatory organizations

(including securities exchanges) as may be necessary to consummate the disposition of such Registrable Securities.

(t) No Investor shall be described or referred to in any Registration Statement as an “underwriter” within the meaning of Section 2(11) of the Securities Act without the prior written consent of such Investor (which consent may be given or withheld in the sole and absolute discretion of such Investor). If, notwithstanding the foregoing, at any time the SEC advises the Company in writing that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the Securities Act, the Company shall use its reasonable best efforts to persuade the SEC that the offering contemplated by a Registration Statement may be consummated on the basis originally proposed. The Investors shall have the right to comment or have their respective counsel comment on any written submission made to the SEC with respect thereto, and no such written submission shall be made to the SEC to which the Investor’s counsel reasonably objects.

(u) The Company shall enter into such customary agreements (including, in the case of underwritten or other brokered offering, an underwriting or other applicable investment banking agreement) in a form reasonably acceptable to the Company, and take such other actions as any Investor or any of the underwriters or investment banks otherwise brokering the offering, if any, may reasonably request in order to expedite and facilitate the disposition of the Registrable Securities covered by a Registration Statement. Without limiting the foregoing, in connection with any underwritten or other brokered offering and taking into account the obligations of the Company’s officers with respect to their management of the Company’s business, the Company shall make appropriate officers of the Company available for meetings during normal business hours with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary “road show” materials, in each case in accordance with the recommendations of the underwriters or other investment banks and in all respects in a manner consistent with other issuances of securities in an offering of a similar size to such offering of the Registrable Securities. To the extent permissible under Canadian Securities Laws (and, for the avoidance of doubt, regardless of whether any holders of Registrable Securities have requested that any such Registrable Securities be registered pursuant to this Agreement), the Company shall, in the case of a proposed offering or sale of Registrable Securities by one or more Investors that is not pursuant to a Registration Statement (e.g., in an unregistered block trade or private placement), take such customary actions and provide such customary assistance to the Investors as are comparable to the actions and assistance set forth above in this Section 4(u).

(v) With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) for so long as the Company remains subject to the reporting requirements of the Exchange Act, and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to be available to the holders of Registrable Securities, file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) so long as any Investor owns Registrable Securities, promptly upon request, furnish to such Investor (x) if the Company is then subject to the reporting requirements of the Exchange Act, a written statement by the Company that it has complied with the reporting requirements of the Exchange Act as required for applicable provisions of Rule 144, (y) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (z) such other information as may be reasonably requested to permit such Investor to sell such Registrable Securities pursuant to Rule 144 without registration. From the date hereof until the first date on which no Investor holds any Registrable Securities, the Company shall (i) timely (without giving effect to any extensions pursuant to Rule 12b-25 under the Exchange Act, as applicable) file (A) all reports, schedules, forms, statements and other documents required to be filed under Canadian Securities Laws, and (B) all reports, schedules, forms, statements and other documents required to be filed with the SEC, and (ii) not terminate its status as an issuer required to file such reports, schedules, forms, statements and other documents under Canadian Securities Laws and/or the Exchange Act, as applicable.

5. OBLIGATIONS AND COVENANTS OF THE INVESTORS.

(a) Each Investor, by such Investor’s acquisition of the Registrable Securities, agrees to cooperate with the Company as reasonably and timely requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has not elected to include any of such Investor’s Registrable Securities in such Registration Statement pursuant to Section 2 or Section 3 hereof. It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required and timely requested by the Company to effect and maintain the effectiveness of the registration of such Registrable Securities.

(b) Each Investor agrees that, upon receipt of any Suspension Notice from the Company, such Investor will discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(g) or receipt of notice from the Company in writing that no supplement or amendment is required.

(c) No Investor may participate in any registration hereunder which is underwritten unless such Investor (i) agrees to sell such Investor’s Registrable Securities on the basis provided in any underwriting and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting by the underwriters or the Securities Act, applicable Canadian Securities Laws or applicable state securities laws;

provided, that no holder of Registrable Securities included in any underwritten offering shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder, such holder’s ownership of its Common Shares to be sold in the offering and such holder’s intended method of distribution, or to undertake any indemnification obligations to the Company or the underwriters or other investment banks with respect thereto, except as otherwise provided in Section 7 or as is otherwise customary and reasonably requested by the applicable underwriters.

(d) Each Investor shall notify the Company in writing promptly upon becoming aware of (i) any material fact that existed on or prior to the date of a Registration Statement, within the meaning of the Securities Act and/or Canadian Securities Laws, in respect of such Investor that was not stated in such Registration Statement, but which would have been required by the Securities Act and/or applicable Canadian Securities Laws to have been stated in such Registration Statement had the material fact been known on, or prior to, the date of filing of such Registration Statement or (ii) any change in a material fact disclosed in an effective Registration Statement, which change is required by the Securities Act and/or Canadian Securities Laws to be disclosed by the Company in order for Registrable Securities to continue to be sold thereunder (excluding, for the avoidance of doubt, in the case of a Shelf Registration Statement, any decrease in the number of Common Shares beneficially owned by any Investor, or any increase in the number of Common Shares beneficially owned by any Investor if its ownership is not required to be reported pursuant to Canadian Securities Laws or Section 13(d) of the Exchange Act and the rules promulgated thereunder, as applicable).

6. EXPENSES OF REGISTRATION.

Except as otherwise expressly provided for herein, all expenses, other than fees and disbursements of Legal Counsel and underwriting discounts and commissions or other charges of any broker-dealer acting on behalf of the Investors (which such fees, disbursements and expenses shall be borne solely by the participating Investors, in proportion to the gross proceeds received by each participating Investor), incurred in connection with registrations, filings or qualifications pursuant to Sections 2, 3 and 4, including all registration, listing and qualifications fees, printers and accounting fees and fees and disbursements of counsel for the Company shall be paid by the Company.

7. INDEMNIFICATION.

In the event any Registrable Securities are included in a Registration Statement (provided that, for purposes of this Section 7, the term “Registration Statement” shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated or deemed to be incorporated by reference in, the Registration Statement, as defined in Section 1):

(a) The Company agrees to indemnify and hold harmless each Investor, the directors, officers, partners, managers, members, investment managers, employees,

affiliates, agents and representatives of, and each Person, if any, who controls, any Investor within the meaning of the Securities Act, the Exchange Act or applicable Canadian Securities Laws (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or Governmental Authority or other administrative or regulatory body or agency (including the SEC or any state, provincial or territorial securities commission or authority or self-regulatory organization or securities exchange in the United States, Canada or elsewhere), whether pending or threatened (“Indemnified Damages”), to which any of them may become subject insofar as such Claim (or actions or proceedings, whether commenced or threatened, in respect thereof) or Indemnified Damages arise out of, or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any prospectus, including any preliminary prospectus, free writing prospectus or final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto, and including all information incorporated by reference therein), or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, Canadian Securities Laws, any other law, including any state securities law, or any rule or regulation thereunder relating to the offer or sale of Registrable Securities pursuant to a Registration Statement, or (iv) any breach of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 7(b), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a) shall not apply (x) to a Claim or Indemnified Damages sought by an Indemnified Person to the extent arising out of or based upon a Violation (i) which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto or (ii) that results from an Investor’s use of a defective prospectus during an Allowable Grace Period in respect of which the Company has suspended the use of such prospectus; and (y) to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 10.

(b) In connection with any Registration Statement in which an Investor’s Registrable Securities are included, such Investor agrees to severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act, the Exchange Act or applicable Canadian Securities Laws (each, an “Indemnified Party”), to the same extent and in the same manner as is set forth in Section 7(a) with respect to the Indemnified Persons, against any Claim or Indemnified Damages to which any of them may become subject insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with the preparation of the Registration Statement or any amendment thereof or supplement thereto; and, subject to Section 7(b), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 7(b) and the agreement with respect to contribution contained in Section 8 shall not apply to amounts paid in settlement of any Claim or Indemnified Damages if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, that an Investor shall be liable under this Section 7(b) for only that amount of a Claim or Indemnified Damages as does not exceed the gross proceeds to such Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 10.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 7 of the written threat of or notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim or Indemnified Damages, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7, promptly deliver to the indemnifying party a written notice of the written threat of or notice of the commencement of such action or proceeding. In case any such action or proceeding is brought against any Indemnified Party or Indemnified Person and such Indemnified Party or Indemnified Person seeks or intends to seek indemnity from an indemnifying party, the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be. In any such proceeding, any Indemnified Person or Indemnified Party may retain its own counsel, but the fees and expenses of that counsel will be at the expense of that Indemnified Person or Indemnified Party, as the case may be, unless (i) the indemnifying party and the

Indemnified Person or Indemnified Party, as applicable, shall have mutually agreed to the retention of that counsel, (ii) the indemnifying party does not assume the defense of such proceeding in a timely manner or (iii) in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel for the Indemnified Person or Indemnified Party, as applicable, and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding, in which case the Company shall pay reasonable fees for up to one separate legal counsel for the Investors (in addition to local counsel, if required), and such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or proceeding or Claim or Indemnified Damages by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or proceeding or Claim or Indemnified Damages. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, as the case may be, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person (as applicable) of a full release from all liability with respect to such Claim or Indemnified Damages or which includes any admission as to fault, culpability or failure to act on the part of such Indemnified Party or Indemnified Person. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 7, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action or proceeding as a result of such failure, and shall not relieve such indemnifying party of any liability other than pursuant to this Section 7.

(d) The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when reasonably detailed invoices are received by the indemnifying party.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to applicable law.

(f) Notwithstanding the foregoing (but subject to Section 5(c)), to the extent that the provisions regarding indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering pursuant to a Registration Statement hereunder are in conflict with the foregoing provisions, the provisions of the underwriting agreement, including as to indemnification and contribution, shall prevail with respect to the Company and the Investors participating therein to the extent of such conflict.

8. CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to, in lieu of indemnifying such Indemnified Person or Indemnified Party, as applicable, make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act and/or Section 400 of the Canadian Criminal Code, as applicable) in connection with such sale shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and (ii) contribution by any Investor shall be limited in amount to the net amount of proceeds received by such Investor from the sale of such Registrable Securities pursuant to such Registration Statement, less the amount of any damages that such Investor has otherwise been required to pay in connection with such sale (including any payments pursuant to Section 7).

9. TERM AND TERMINATION.

This Agreement will continue in force until the earliest of the following to occur:

(a) the four year anniversary of the Effective Date; and

(b) the date on which this Agreement is terminated by the written agreement of the Parties;

except that (i) the provisions of Sections 7, 8, 9 and 12 shall continue in full force and effect notwithstanding any termination of this Agreement, and (ii) termination of this Agreement will not affect or prejudice any rights or obligations which have accrued or arisen under this Agreement prior to the time of termination and such rights and obligations, including any indemnities and remedies, will continue in full force and effect and survive the termination of this Agreement.

10. ASSIGNMENT OF REGISTRATION RIGHTS.

The rights under this Agreement shall be automatically assignable by Holder to one or more of Omega’s controlled affiliates to which all or any portion of the Registrable Securities are transferred or assigned if: (a) Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such transfer or assignment; (b) the Company is, after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned; (c) immediately following such transfer or assignment, the further disposition of such securities by the transferee or assignee is limited or restricted under the Securities Act, applicable state securities laws or applicable Canadian Securities Laws; (d) the transferee or assignee agrees in writing with the Company to be bound by all of the applicable provisions contained herein; and (e) such transfer or assignment shall have been made in accordance with the applicable requirements of the Equity Purchase Agreement. If such transferee or assignee ceases to be a controlled affiliate of Omega, the transferee or assignee shall cease to have any further registration rights pursuant to this Agreement.

11. AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.

12. MISCELLANEOUS.

(a) Subject to Section 9, a Person is deemed to be a holder of Registrable Securities (or a transferee or assignee of Registrable Securities, as applicable) whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

(b) Any notices or other information (including any financial information) required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail and shall be effective five (5) days after being placed in the mail, if mailed by regular Canadian or United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, or when received by electronic mail in each case addressed to a party as follows (or such other address, facsimile or electronic mail address provided by such party to such other parties pursuant to the below or such later address, facsimile or electronic mail address provided in accordance herewith):

If to the Company:

Methanex Corporation

Suite 1800, 200 Burrard Street

Vancouver, BC V6C 3M1

Canada

Attn: Kevin Price

Email: [redacted: email address]

With a copy to (which shall not be deemed to constitute notice):

McCarthy Tétrault LLP

745 Thurlow Street, Suite 2400

Vancouver, BC V6E 0C5

Canada

Attn: Robin Mahood

Email: [redacted: email address]

If to Holder:

c/o OCI Global

Level 14, Al Maryah Tower

ADGM Square, Al Maryah Island

Abu Dhabi, UAE

Attn: Hassan Badrawi

Email: [redacted: email address]

With copy to (which shall not constitute notice): [redacted: email address]

If to Legal Counsel:

Allen Overy Shearman Sterling US LLP

599 Lexington Avenue

New York, NY, 10022

Email: [redacted: email address]

Attention: Ryan Robski

Email: [redacted: email address]

Attention: Romain Dambre

and

Stikeman Elliott LLP

5300 Commerce Court West, 199 Bay Street

Toronto, ON, Canada, M5L 1B9

Email: [redacted: email address]

Attention: David Weinberger and Christian Brands

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK. The Parties hereby irrevocably submit to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York, or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the federal courts of the United States of America or such other state court having subject matter jurisdiction, in either case, located in the State of New York (collectively, “Chosen Courts”) in respect of all matters arising out of or relating to this Agreement, the interpretation and enforcement of the provisions of this Agreement, and in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any Action for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined exclusively in such courts. The Parties acknowledge and agree that the preceding sentence shall not limit the ability of any Party to bring an action to enforce a decision of the Chosen Court in any other court of competent jurisdiction. The Parties hereby consent to and grant the Chosen Courts jurisdiction over the person of such Parties solely for such purpose and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12(b) or in such other manner as may be permitted by applicable laws shall be valid and sufficient service thereof. To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such Party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the exclusive personal jurisdiction of the Chosen Courts.

(e) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN

INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(e).

(f) This Agreement, the Equity Purchase Agreement and the instruments referenced herein and therein (as defined in the Equity Purchase Agreement) (the “Transaction Documents”) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(g) Subject to the requirements of Section 10, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

(h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) This Agreement and any amendments hereto may be executed and delivered in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission, by e-mail delivery of a “.pdf” format data file or by other electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, “.pdf” or other electronic signature page were an original thereof. No party hereto shall raise the use of a facsimile machine, e-mail delivery of a “.pdf” format data file or other electronic means to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine, e-mail delivery of a “.pdf” format data file or other electronic means as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

(j) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

(l) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party.

(m) The rights and remedies that each Investor and holder of Registrable Securities has been granted under this Agreement shall be in addition to all of the rights and remedies that such Investor and holder has under the other Transaction Documents and any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or in equity.

(n) This Agreement is intended for the exclusive benefit of the parties hereto and their respective successors and permitted assigns, and, solely to the extent provided in Sections 7 and 8 hereof, each Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the Securities Act, the Exchange Act or applicable Canadian Securities Laws and each of the Company’s directors, each of the Company’s officers who signs the Registration Statement, and each Person, if any, who controls the Company within the meaning of the Securities Act, the Exchange Act or applicable Canadian Securities Laws, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(o) The Company shall not grant any Person any registration rights with respect to Common Shares or any other securities of the Company other than registration rights that will not materially adversely affect the rights of the Investors hereunder (including by limiting in any way the number of Registrable Securities that could be included in any Registration Statement), and shall not otherwise enter into any agreement that is materially adversely inconsistent with the rights granted to the Investors hereunder; provided, however, that the foregoing provision shall not prohibit the Company from granting registration rights to any other Person if such other agreement is not otherwise materially adversely inconsistent herewith. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

(p) Unless the context otherwise requires, (i) all references to Sections, Exhibits or Annexes are to Sections, Exhibits or Annexes contained in or attached to this Agreement, (ii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (iii) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

(q) All payments hereunder shall be made in U.S. Dollars. If any amount to be paid hereunder is calculated in Canadian Dollars, such amount shall be converted into U.S. Dollars at the Daily Exchange Rate as of the Business Day immediately preceding the date on which such payment is due.

* * * * *

IN WITNESS WHEREOF, Holder and the Company have caused their signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

METHANEX CORPORATION

By:	(Signed)
Name: Dean Richardson
Title: Senior Vice President, Finance and Chief Financial Officer

By:	(Signed)
Name: Kevin Price
Title: Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Registration Rights Agreement]

HOLDER:

OCI Chemicals B.V.

By:	(Signed)
Name:	Maud de Vries
Title:	Director

By:	(Signed)
Name:	Beshoy Guirguis
Title:	Director

[Signature Page to Registration Rights Agreement]